 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): February 22, 2011

International Surf Resorts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-146182	20-5978559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1097 Country Coach Dr. Suite 705 Henderson, Nevada		89002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 689-0930
(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                      Unregistered Sales of Equity Securities.

On February 28, 2011, International Surf Resorts, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with purchasers (the “Buyer”) pursuant to which the Company agreed to (i) issue its 10% secured convertible promissory notes due August 24, 2011 (unless accelerated as described below) (the “Notes”) for the principal sum of $2,250,000 and (ii)  warrants (the “Warrants”) to purchase certain securities of the Company (the “Private Placement”).  The Notes and Warrants were issued to accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated by the Securities and Exchange Commission thereunder.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement, a Pledge and Security Agreement and various ancillary agreements, disclosure schedules and exhibits in support thereof, each dated as of February 28, 2011.  Also in connection with the Private Placement, a stockholder of the Company and the Buyer entered into a Non-Recourse Principal Stockholder Stock Pledge Agreement dated February as of 28, 2011.

The following is a brief summary of each of those agreements. These summaries are not complete, and are qualified in their entirety by reference to the full text of the agreements that are attached as exhibits to this Current Report on Form 8-K.  Readers should review those agreements for a more complete understanding of the terms and conditions associated with this transaction.

Securities Purchase Agreement

As noted above, the Securities Purchase Agreement provides for the purchase by the Buyer and the sale by the Company of the Notes and the Warrants for aggregate gross proceeds of $2,250,000.   The Company agreed that it shall not use the proceeds from the Private Placement for any purpose other than (i) satisfying its obligations under the Securities Purchase Agreement, (ii) making unsubordinated, payable on demand loans to one or more of the entities set forth in the schedules to the Securities Purchase Agreement on terms and conditions acceptable to the Buyer or (iii) other purposes approved by the Buyer.

As set forth in the Securities Purchase Agreement, the Company intends to, within 120 days of the closing of the Private Placement, consummate a transaction pursuant to which it will acquire one or more businesses or companies approved by the Buyer (the “Target Transaction”) and use its best efforts to obtain certain financing in connection with closing the Target Transaction.

In the event that the Company proposes to offer or sell any equity or debt securities (with certain exceptions) (the “New Securities”) for a period commencing from the closing of the Private Placement and ending twelve months after the closing of the Target Transaction financing, the Company shall first offer all of the New Securities to the Buyer.  If the Buyer does not purchase all of the New Securities within 90 days following receipt of notice by the Company of its intent to sell the New Securities, the Company may, for an additional 90 day period, offer and sell the remaining unsubscribed portion of the New Securities to any third party at a price and terms no more favorable than those offered to the Buyer.  If no person purchases the New Securities within the 90 day period, or if an agreement to purchase the New Securities is not consummated within 30 days of its execution, the Company is required to again offer the New Securities to the Buyer before it may offer the New Securities to third parties.

The Securities Purchase Agreement contains a variety of events of default that are typical for transactions of this type, as well as the following events:

•	A change of control of the Company (other than a Target Transaction).
•
The occurrence or existence of any event, transaction, action or omission that the Buyer reasonably believes would result in a Material Adverse Effect (as defined in the Securities Purchase Agreement).

•	The Buyer shall cease to have a perfected first priority security interest (subject to certain exceptions) in any of the designated collateral set forth in the schedules to the .
•
Any representation or warranty made by or on behalf of the Company in connection with the Securities Purchase Agreement, the Note, the Warrant, the Registration Rights Agreement, the Pledge and Security Agreement, the Non-Recourse Principal Stockholder Stock Pledge Agreement or any Transaction Document (as defined in the Securities Purchase Agreement), or in any report, certificate or other document furnished pursuant to or in connection with any Transaction Document, shall prove to have been incorrect in any material respect when made or deemed made or shall be breached.

If there is an event of default, then the Buyer has the right declare the loan amount due and payable in whole or in part or, with respect to certain types of defaults, the loan amount shall automatically become due and payable upon occurrence of the default.

Secured Convertible Promissory Note

The Notes have an aggregate principal amount of $2,250,000 and mature on the earlier of August 24, 2011 or the closing date of the Target Transaction financing (such earlier date, the “Maturity Date”).  The entire principal amount and any accrued and unpaid interest shall be due and payable in cash on the Maturity Date.  The Notes bear interest at the rate of 10% per annum.

The principal and interest shall not be prepaid except in connection with the consummation of the Target Transaction financing, in which case the holder may elect either to (i) convert all of the principal and accrued and unpaid interest then outstanding into the transaction securities at a price per share or unit, as the case may be, equal to 80% of the price at which such securities are sold or (ii) require the Company to repay the principal amount then outstanding and any accrued and unpaid interest in cash.  In the event that the Note is not prepaid or converted prior to August 24, 2011, the Company shall pay to the holders (in the aggregate) a penalty fee of $100,000.

In the event that the Target Transaction has not closed on or prior to August 24, 2011, the Company shall pay to the holder 150% of any portion of the principal amount then outstanding plus all accrued and unpaid interest thereon.

Warrant

The Warrant is immediately exercisable and expires five years after the date of issue.  The Warrant has an initial exercise price of 120% of the price of the Target Transaction financing (the “Financing Share Price”).  The Warrant entitles the Buyer to purchase the number of shares of Common Stock and/or other securities, including units of securities, sold in the Target Transaction equal to the Warrant Coverage (as defined herein) (a) multiplied by $2,250,000 and (b) divided by the Financing Share Price.  “Warrant Coverage” means (i) 50% if closed on or prior to 120 days, (ii) $75% if closed after 120 days but before 150 days and (iii) 100%, if closed after 150 days. after the closing of the Private Placement.  The Warrant is exercisable in cash or, while a registration statement covering the shares of Common Stock and/or other securities issuable upon exercise of the Warrant, or an exemption from registration, is not available, by way of a “cashless exercise”.  The exercise price of the Warrant is subject to a “full ratchet” anti-dilution adjustment for a period of one year from the closing of the Private Placement.  This adjustment provides that, in the event that the Company issues certain securities at a price lower than the then applicable exercise price, the exercise price of the Warrant shall be immediately reduced to equal the price at which the Company issued the securities.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company granted the right to require the Company to register the resale of the securities issuable upon conversion of the Note, the shares of Common Stock or other securities issuable upon exercise of the Warrant and any shares of Common Stock or other securities issued or issuable upon any stock split, stock dividend, merger or similar event (the “Registrable Securities”) in the event (i) that the holders of a majority of the Registrable Securities demand that the Company file a registration statement under the Securities Act or (ii) that the Company proposes to register any of its stock or other securities under the Securities Act in connection with a public offering of such securities, subject to certain limitations and exceptions.

In the event of a demand registration, the Company shall use its best efforts to cause the registration statement to become effective (i) if the registration statement is not subject to review by the Securities and Exchange Commission, on the date which is the earliest of (a) 60 days after the date of filing the registration statement or (b) five trading days after the date the Company receives notice that the registration statement will not become subject to review, or (ii) if the registration statement does become subject to review, within 120 days of the initial filing.  If the registration statement is not effective on or prior to the applicable filing deadlines, the Company shall pay liquidated damages to the Buyer in an amount equal to 1% of the aggregate amount invested by the Buyer following each 30 day period of delinquency or pro rata for any portion thereof.

Security Agreements

Pursuant to the Pledge and Security Agreement between the Buyer and the Company, all of the Company’s obligations under the Note are secured by a first priority perfected security interest in, all of the tangible and intangible assets of the Company, including all of its ownership interest in its partially owned subsidiary.

A stockholder of the Company executed a Non-Recourse Principal Stockholder Stock Pledge Agreement in favor of the Buyer.  As set forth in this agreement, the stockholder pledged to the Buyer 3,140,000 shares of Common Stock owned by ISR Investments, LLC as security for the obligations of the Company under the Note.  ISR Investments, LLC is controlled by Santana Martinez and Michelle Neely, our President and a director, and the wife of Timothy Neely our Chief Operating Officer and Secretary.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Santana Martinez resigned as a director of the Company and Timothy Neely resigned as the Chief Operating Officer of the Company effective February 22, 2011.  On February 24, 2011, the Company’s Board of Directors appointed Roberto Prego Novo to serve as a director of the Company and as the Company’s President, Principal Accounting Officer and Secretary and Mr. Novo accepted these positions.  Immediately upon Mr. Novo’s acceptance, Eduardo Biancardi resigned from all of his positions with the Company, including director, President, Treasurer and Secretary.  Mr. Martinez and Mr. Biancardi did not resign due to any disagreement with the Company or its management regarding any matter relating to the Company’s operations, policies or practices.

Mr. Novo has entered into an indemnification agreement with the Company that provides, among other things, for the indemnification to the fullest extent permitted or required by Nevada law, provided however, that Mr. Novo shall not be entitled to indemnification in connection with (i) any “claim” (as such term is defined in the agreement) initiated by him against the Company or the Company’s directors or officers unless the Company joins or consent to the initiation of such claim, or (ii) the purchase and sale of securities by him in in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.  This summary of the indemnification agreement is not complete, and is qualified in its entirety by reference to the full text of the agreement that is attached as an exhibit to this Current Report on Form 8-K.

Mr. Novo, 68, has more than 35 years of experience as a senior executive in the pharmaceutical industry.  Since 1974, Mr. Novo has served as the President of Laboratorios Elmor S.A., a Venezuelan pharmaceutical company.  Mr. Novo served as the Vice President, Latin America, of Teva Pharmaceutical Industries Limited from 2006 to 2010 and as the Vice President, Latin America, of IVAX Corporation from 2006 to 2008.

Item 9.01.	Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of February 28, 2011
10.2	Form of Secured Convertible Promissory Note
10.3	Form of Warrant
10.4	Form of Registration Rights Agreement
10.5	Pledge and Security Agreement, dated as of Feburary 28, 2011
10.6	Non-Recourse Principal Stockholder Stock Pledge Agreement, dated as of February 28, 2011
10.7	Director and Officer Indemnification Agreement, dated as of February 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 28, 2011	INTERNATIONAL SURF RESORTS, INC.
	By:	/s/ Roberto Prego Novo
	Name: Title:	Roberto Prego Novo President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of February 28, 2011
10.2	Form of Secured Convertible Promissory Note
10.3	Form of Warrant
10.4	Form of Registration Rights Agreement
10.5	Pledge and Security Agreement, dated as of Feburary 28, 2011
10.6	Non-Recourse Principal Stockholder Stock Pledge Agreement, dated as of February 28, 2011
10.7	Director and Officer Indemnification Agreement, dated as of February 24, 2011